                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                      SOURCE CAPITAL, INC.
      -----------------------------------------------------------------------
              (Exact Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                              SOURCE CAPITAL, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                     TO BE HELD ON MONDAY, OCTOBER 23, 2000

    Notice is hereby given that the special meeting of shareholders of Source Capital, Inc. ("Company") will be held in the Board Room, Twelfth Floor, at the offices of First Pacific Advisors, Inc., the Company's investment adviser, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064, on Monday, October 23, 2000, at 10:00 A.M. Pacific Time, to consider and vote on the following matters:

    1. Approval or disapproval of an investment advisory agreement ("New Agreement") between the Company and First Pacific Advisors, Inc., the Company's investment adviser ("Adviser"); and

    2. Such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

    August 24, 2000, has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting, and only holders of Common Stock, $1.00 par value ("Common Stock"), and $2.40 Cumulative Preferred Stock, $3.00 par value ("Preferred Stock"), of record at the close of business on that date will be entitled to vote.

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary


September 15, 2000


--------------------------------------------------------------------------------

IT IS REQUESTED THAT YOU PROMPTLY EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE THUS ENABLING THE COMPANY TO AVOID UNNECESSARY EXPENSE AND DELAY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. THE PROXY IS REVOCABLE AND WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

--------------------------------------------------------------------------------

                              SOURCE CAPITAL, INC.

    11400 WEST OLYMPIC BOULEVARD, SUITE 1200, LOS ANGELES, CALIFORNIA 90064

                                PROXY STATEMENT


    The accompanying proxy is solicited by the Board of Directors of the Company in connection with a special meeting of shareholders to be held on Monday, October 23, 2000, at 10:00 A.M. Pacific Time, at the offices of First Pacific Advisors, Inc., the Company's investment adviser, 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. Any shareholder executing a proxy has the power to revoke it prior to its exercise by submission of a later proxy, by voting in person, or by letter to the Secretary of the Company. Unless the proxy is revoked, the shares represented thereby will be voted in accordance with specifications thereon. The proxy is revocable and will not affect your right to vote in person if you attend the meeting. Proxy solicitation will be principally by mail but may also be made by telephone or personal interview conducted by officers and regular employees of the Adviser, or ChaseMellon Shareholder Services, L.L.C., the Company's Transfer Agent. No specially engaged employees or paid solicitors have been retained by the Company for such purpose. If any such persons are retained by the Adviser, the costs will be paid by United Asset Management Corporation ("UAM"), the parent of the Adviser. The cost of solicitation of proxies will be borne by UAM. The Company will reimburse banks, brokerage firms, nominees, fiduciaries and other custodians for reasonable expenses incurred by them in sending the proxy material to beneficial owners of shares of the Company. This Proxy Statement was first mailed to shareholders on or about September 15, 2000. The Company's annual report to shareholders for the year ended December 31, 1999, or any succeeding quarterly report, may be obtained upon written request made to the Secretary of the Company, or by telephoning (800) 982-4372.


    On August 24, 2000 (record date for determining shareholders entitled to notice of and to vote at the meeting), there were outstanding 7,760,207 shares of Common Stock and 1,969,212 shares of Preferred Stock. Shares of both classes are entitled to one vote per share and vote together as a single class unless otherwise indicated in the description of a proposal. No person is known by management to own beneficially as much as 5% of the outstanding Common Stock or as much as 5% of the outstanding Preferred Stock.

                  SUMMARY OF VOTING RIGHTS ON PROXY PROPOSALS

                                                     COMMON                           PREFERRED
               PROPOSAL                           SHAREHOLDERS                      SHAREHOLDERS
               --------                           ------------                      ------------
1. Investment Advisory Agreement         Common and Preferred shareholders vote as a single class.
2. Other Matters                         Common and Preferred shareholders vote as a single class.

             1.  APPROVAL OR DISAPPROVAL OF AN INVESTMENT ADVISORY
                          AGREEMENT ("NEW AGREEMENT")


    First Pacific Advisors, Inc. ("Adviser"), a Massachusetts corporation, maintains its principal office at 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064. The Adviser has provided investment management and advisory services to the Company since 1968. Such services are presently provided pursuant to an investment advisory agreement, dated June 27, 1991 ("Present Agreement"), which was most recently approved by shareholders of the Company on May 1, 2000. The Adviser is a wholly owned subsidiary of United Asset Management Holdings, Inc. which is a subsidiary of UAM, which is a holding company principally engaged, through affiliated firms, in providing institutional investment management and acquiring institutional investment management firms.



    UAM has announced an agreement dated June 19, 2000 with Old Mutual plc ("Old Mutual"), a United Kingdom based financial services group with substantial asset management, insurance, and banking businesses. This agreement provides for a tender offer by Old Mutual to purchase all outstanding shares of UAM and following completion of the tender offer a merger by which UAM will become a wholly-owned subsidiary of Old Mutual. At such time as 25% or more of the outstanding shares of UAM are acquired pursuant to the tender offer, there will be a change in control of UAM and thus an assignment which under the Investment Company Act of 1940 will automatically terminate the Present Agreement.


    Because the change in control is expected to occur prior to this shareholders meeting, the Board of Directors of the Company has approved an interim investment advisory agreement with the Adviser to allow the continued receipt of advisory services by the Company after the assignment and prior to shareholder approval of a new agreement. Under the Investment Company Act, the Adviser may continue to serve as investment adviser to the Company beyond an interim period of 150 days only if shareholders of the Company approve a new investment advisory agreement. The Board of Directors of the Company have approved, and recommend shareholder approval of, a new investment advisory agreement ("New Agreement") between the Company and the Adviser to become effective upon approval by shareholders of the Company. SHAREHOLDER APPROVAL REQUIRES THE AFFIRMATIVE VOTE OF (A) 67% OR MORE OF THE VOTING SECURITIES REPRESENTED AT THE MEETING, IF MORE THAN 50% OF THE OUTSTANDING VOTING SECURITIES ARE PRESENT OR REPRESENTED BY PROXY OR (B) MORE THAN 50% OF ALL OUTSTANDING VOTING SECURITIES, WHICHEVER IS LESS.

    If shareholders of the Company do not approve the New Agreement, the Board of Directors of the Company would seek to obtain interim advisory services at the lesser of cost or the current fee rate either from the Adviser or from another advisory organization. Thereafter, the Board of Directors would either negotiate a new investment advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to the approval of shareholders.

INVESTMENT ADVISORY AGREEMENTS


    The terms of the Present Agreement and the New Agreement are identical in all material respects, except for the effective date. The Present Agreement was most recently approved by shareholders of the Company on May 1, 2000. The initial term of the New Agreement will commence on the date approved by shareholders of the Company and continue to April 30, 2001. A copy of the New Agreement is attached as Exhibit A hereto. Under each Agreement, the Company retains the Adviser to manage the investment of the Company's assets, including the placing of orders for the purchase and sale of portfolio securities. The Adviser agrees to obtain and evaluate economic, statistical and financial information to formulate and implement the Company's investment programs. In addition to providing management and investment advisory services, the Adviser furnishes office space, facilities and equipment. It also compensates all officers and other personnel of the Company except directors who are not affiliated with the Adviser.


    For providing these services, the Adviser receives a monthly fee equal to 1/12 of the annualized percentage indicated below of total net assets. The annualized percentage is determined by the total net assets of the Company on the last business day of each month, in accordance with the following table:

            0.725% for the first $100 million of total net assets; 0.700% for the next $100 million of total net assets; and 0.675% for the total net assets over $200 million.

    This fee is higher than the fee paid by some other investment companies. For the fiscal year ended December 31, 1999, the Adviser received $2,933,322 in advisory fees from the Company. The Company's average net assets during the fiscal year were $423,209,482. The total net assets of the Company were $416,779,511 on June 30, 2000.

    The Adviser provides at its expense personnel to serve as officers of the Company and office space, facilities and equipment for managing the affairs of the Company. All other expenses incurred in the operation of the Company are borne by the Company. Expenses incurred by the Company include brokerage commissions on portfolio transactions, fees and expenses of directors who are not affiliated with the Adviser, taxes, transfer agent fees, dividend disbursement and reinvestment and custodian fees, auditing and legal fees, the cost of printing and mailing reports and proxy materials to shareholders, expenses of printing and engraving stock certificates, expense of trade association memberships, and advertising and public relations expenses. No advertising or public relations expenses have been incurred by the Company except in connection with shareholder relations and shareholder communications.

    The Advisory Agreement includes a provision for a reduction in the advisory fees payable to the Adviser in the amount by which certain defined operating expenses of the Company for any fiscal year exceed 1 1/2% of the first $30 million of average total net assets of the Company, plus 1% of the remaining average total net assets. Operating expenses, as defined in the Advisory Agreement, exclude interest, taxes, any expenditures for supplemental statistical and research information, any uncapitalized legal expenses relating to specific portfolio securities or any proposed acquisition or disposition thereof, and extraordinary expenses such as those of litigation, merger, reorganization or recapitalization. All expenditures, including costs incurred in connection with the purchase, holding or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, are accounted for as capital items and not as expenses. This expense limitation provision does not require any payment by the Adviser beyond the return of the advisory fees for a fiscal year.

    The Advisory Agreement provides that the Adviser shall have no liability to the Company or any shareholders of the Company for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by the Adviser of its duties under the Advisory Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on the part of the Adviser or the reckless disregard of its duties under the Advisory Agreement. The Advisory Agreement may be terminated without penalty by the Board of Directors of the Company or the vote of a majority (as defined in the Act) of the outstanding voting securities of the Company upon 60 days' written notice to the Adviser or by the Adviser upon like notice to the Company. The Advisory Agreement will automatically terminate in the event of its assignment, as that term is defined in the Act.

    The recommendation of the Board of Directors that shareholders approve the New Agreement is based upon the Board's assessment of the Company's long-term investment performance and low volatility. Advisory fees were found by the Board to be reasonable in comparison to those paid by other closed-end equity funds in light of the Board's evaluation of the consistency and reliability of the Company's long-term performance. The Directors also took into consideration the benefits derived by the investment adviser from arrangements under which it receives research services from brokers to whom the Company's brokerage transactions are allocated, as described below under "Portfolio Transactions and Brokerage."

PORTFOLIO TRANSACTIONS AND BROKERAGE

    Under the Advisory Agreement, the Adviser makes decisions to buy and sell securities for the Company, selects broker-dealers, and negotiates commission rates or net prices. In over-the-counter transactions, orders are placed directly with a principal market maker unless it is believed better prices and executions are available elsewhere. Portfolio transactions are effected with broker-dealers selected for their abilities to give prompt execution at prices which are favorable to the Company. If these primary considerations are met, agency transactions for the Company are typically placed with brokers which provide brokerage and research services to the Company or the Adviser at commission rates considered to be reasonable, although higher than the lowest brokerage rates available. No formula for such allocation exists. The Company thus bears the cost of such services. While research services may be useful to supplement other available investment information, the receipt thereof does not necessarily reduce the expenses of the Adviser. The Company does not pay any mark-up over the market price of securities acquired in principal transactions with dealers. Any solicitation fees which are received by the Adviser in connection with a tender of portfolio securities of the Company in acceptance of an exchange or tender offer are applied to reduce the advisory fees payable by the Company.

    The Advisory Agreement includes direct authorization for the Adviser to pay commissions on securities transactions to broker-dealers furnishing research services in an amount higher than the lowest available rate, if the Adviser determines in good faith that the amount is reasonable in relation to the brokerage and research services provided (as required by Section 28(e) of the Securities Exchange Act of 1934), viewed in terms of the particular transaction or the Adviser's overall responsibilities with respect to accounts as to which it exercises investment discretion. The term brokerage and research services is defined to include advice as to the value of securities, the advisability of investing in, purchasing or selling securities, the availability of securities or purchasers or sellers of securities, furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and performance of accounts, and effecting securities transactions, and performing functions incidental thereto, such as clearance, settlement, and custody.

    The Adviser also places portfolio transactions for other advisory accounts, including other investment companies. Research services furnished by broker-dealers which effect securities transactions for the Company may be used by the Adviser in servicing all of its advisory accounts and not all such research services may be used by the Adviser in the management of the Company's portfolio. Conversely, research services furnished by broker-dealers which effect securities transactions for other advisory accounts may be used by the Adviser in the management of the Company. In the opinion of the Adviser, it is not possible to measure separately the benefits from research services to each advisory account. Because the volume and nature of the trading activities of the advisory accounts are not uniform, the amount of commissions in excess of the lowest available rate paid by each advisory account for brokerage and research services will vary. In the opinion of the Adviser, however, total commissions paid by the Company are not disproportionate to the benefits received by it on a continuing basis. During the fiscal year ended December 31, 1999, brokerage commissions paid by the Company totaled $218,523 of which $195,619 was paid on transactions having a total value of $92,439,359 to broker-dealers selected because of research services provided to the Adviser.

    The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Company and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities purchased or sold by the Company. In making such allocations, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for recommending the investment.

INFORMATION CONCERNING THE ADVISER

    The Advisory Agreement permits the Adviser to render advisory services to others, and the Adviser also serves as investment adviser to FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., FPA Perennial Fund, Inc. and FPA Crescent Portfolio, open-end investment companies, which had net assets of $449,376,868, $506,458,635, $78,529,306, $40,802,448 and $40,525,052,
respectively, on June 30, 2000. The annual advisory fees paid by FPA Capital Fund, Inc., FPA Paramount Fund, Inc. and FPA Perennial Fund, Inc. equal 0.75% of the first $50 million of average daily net assets and 0.65% on the average daily net assets in excess of $50 million. Those three funds also reimburse the Adviser for the cost of financial services in an amount of up to 0.10% of average daily net assets. FPA New Income, Inc. pays an advisory fee at the annual rate of 0.50% of its average daily net assets. FPA Crescent Portfolio pays an advisory fee at the annual rate of 1.00% of its average daily net assets. The Adviser also advises institutional accounts. The Adviser had total assets under management of approximately $2.9 billion at June 30, 2000.


    The directors and principals of the Adviser are the following persons: J. Richard Atwood, Chief Operating Officer, Chief Financial Officer and Treasurer of the Adviser; and Robert L. Rodriguez, Chief Executive Officer and Chief Investment Officer of the Adviser. Mr. Rodriguez, 51, serves as director, President and Chief Investment Officer of FPA Capital Fund, Inc. and of FPA New Income, Inc., and as director of FPA Fund Distributors, Inc. ("Fund Distributors"). The principal occupation of Mr. Atwood is described in the table on page nine. The business address of Messrs. Atwood and Rodriguez is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.



DIRECTORS AND OFFICERS OF THE COMPANY


    The following schedule sets forth certain information regarding each director.


                                   PRINCIPAL OCCUPATION DURING                                  SHARES
      NAME & POSITION            PAST FIVE YEARS & DIRECTORSHIP                  DIRECTOR    BENEFICIALLY
      WITH THE COMPANY                 OF PUBLIC COMPANIES              AGE       SINCE        OWNED(1)
----------------------------  -------------------------------------   --------   --------   ---------------
Eric S. Ende*                 Senior Vice President of the Adviser          56       2000     500 Common
(Director, President and      for more than the past five years.
Chief Investment Officer)     Director, President and Portfolio
                              Manager of FPA Paramount Fund, Inc.,
                              President and Portfolio Manager of
                              FPA Perennial Fund, Inc., and Vice
                              President of FPA Capital Fund, Inc.
                              and of FPA New Income, Inc. (2).
                              Nominee for director of FPA Perennial
                              Fund, Inc.

Willard H. Altman, Jr.        Retired. Formerly, until 1995,                65       1998     397 Common
(Director) (3)(4)(5)          Partner of Ernst & Young LLP,                                 1,000 Preferred
                              independent auditors for the Company.
                              Vice President of Evangelical Council
                              for Financial Accountability, an
                              accreditation organization for
                              Christian non-profit entities.
                              Director of FPA Capital Fund, Inc.,
                              of FPA New Income, Inc., of FPA
                              Perennial Fund, Inc. (2), and of
                              Current Income Shares, Inc., a
                              closed-end investment company not
                              advised by the Adviser.

                                   PRINCIPAL OCCUPATION DURING                                  SHARES
      NAME & POSITION            PAST FIVE YEARS & DIRECTORSHIP                  DIRECTOR    BENEFICIALLY
      WITH THE COMPANY                 OF PUBLIC COMPANIES              AGE       SINCE        OWNED(1)
----------------------------  -------------------------------------   --------   --------   ---------------
Wesley E. Bellwood            Retired. Formerly, until 1999,                76       1980    1,664 Common
(Director)(3)(4)              Chairman Emeritus and director of
                              Wynn's International, Inc.
                              (diversified automotive products
                              manufacturer).

David Rees                    Private investor. Director and                76       1968    5,198 Common
(Director)(3)(4)              formerly President and Chief                                   240 Preferred
                              Executive Officer of the
                              International Institute of Los
                              Angeles. Formerly, until 1995, the
                              Senior Editor of Los Angeles Business
                              Journal for more than the preceding
                              five years.

Lawrence J. Sheehan*          Of counsel to, and partner (1969 to           68       1991    4,000 Common
(Director)(3)(4)              1994) of, the law firm of
                              O'Melveny & Myers LLP, legal counsel
                              to the Company. Director of FPA
                              Capital Fund, Inc., of FPA New
                              Income, Inc., of FPA Perennial Fund,
                              Inc. (2) and of TCW Convertible
                              Securities Fund, Inc., a closed-end
                              investment company not advised by the
                              Adviser.

Paul G. Schloemer             Retired President and Chief Executive         72       1999     804 Common
(Director)(3)(4)(5)           Officer (1984-1993) of Parker                                  319 Preferred
                              Hannifin Corporation (a manufacturer
                              of motion control products). Director
                              of Esterline Technologies.


------------------------


  * Director who is an interested person, as defined in the Act, by virtue of his affiliation with the Adviser in the case of Mr. Ende, and by virtue of his affiliation with legal counsel to the Company in the case of Mr. Sheehan.



 (1) Direct voting and investment power as of August 24, 2000. All officers and directors of the Company as a group owned beneficially approximately 12,776 shares of Common Stock and 1,559 shares of Preferred Stock, which constituted less than 1% of each class.


 (2) FPA Capital Fund, Inc., FPA New Income, Inc., FPA Paramount Fund, Inc., and FPA Perennial Fund, Inc. are other investment companies advised by the Adviser ("FPA Fund Complex"). See "Information Concerning the Adviser" herein.

 (3) Member of the Audit Committee of the Board of Directors.

 (4) Member of the Nominating Committee of the Board of Directors.

 (5) Director elected by the holders of the Preferred Stock.

    During the fiscal year ended December 31, 1999, the Company did not pay any salaries directly to officers but paid an investment advisory fee to the Adviser as described herein. The following information relates to director compensation. Each director who was not an interested person of the Adviser was compensated by the Company at the rate of $14,000 per year (effective May 1, 1999, prior to May 1, 1999, the rate was $12,000 per year) plus a fee of $1,000 per day for Board of Directors or Committee meetings attended. The five directors who were not interested persons of the Adviser received total directors' fees of $87,500 for 1999. Each such director is also reimbursed for out-of-pocket expenses incurred as a director. During the year, the Company incurred legal fees of $6,886, to the law firm of O'Melveny & Myers LLP, with which Mr. Sheehan is affiliated.


                                                          TOTAL COMPENSATION*
                              AGGREGATE COMPENSATION*  FROM THE FPA FUND COMPLEX
     NAME OF DIRECTORS           FROM THE COMPANY        INCLUDING THE COMPANY
----------------------------  -----------------------  -------------------------
Robert L. Rodriguez (1)               $   -0-                   $   -0-

Willard H. Altman, Jr.                 17,500                    42,500**

Wesley E. Bellwood                     17,500                    17,500

David Rees                             17,500                    17,500

Lawrence J. Sheehan                    17,500                    42,500**

Paul G. Schloemer (2)                  15,000                    15,000

Charles W. Stanton (3)                  2,500                     2,500


------------------------

  * No pension or retirement benefits are provided to Directors by the Company or the FPA Fund Complex.

 ** Includes compensation from the Company and from three open-end investment companies.

 (1) Resigned August, 2000

 (2) Elected February, 1999

 (3) Retired February, 1999

    The following information relates to the executive officers of the Company who are not directors of the Company. Each officer also serves as a director and/or officer of the Adviser and has received employee stock options to acquire shares of UAM, of which the Adviser is an indirect wholly owned subsidiary. The business address of each of the following officers is 11400 West Olympic Boulevard, Suite 1200, Los Angeles, California 90064.


      NAME & POSITION                   PRINCIPAL OCCUPATION DURING                         OFFICER
        WITH COMPANY                          PAST FIVE YEARS                     AGE        SINCE
----------------------------  ------------------------------------------------  --------   ---------
Steven R. Geist               Vice President of the Adviser for more than the   46         1996
(Senior Vice President &      past five years. Mr. Geist also serves as
Fixed-Income Manager)         Executive Vice President and Portfolio Manager
                              of FPA Paramount Fund, Inc. and of FPA Perennial
                              Fund, Inc. Mr. Geist served as Vice President
                              of the Company from August 1996 to November 1999
                              and of FPA Perennial Fund, Inc. from August 1996
                              to August 1999.

J. Richard Atwood             Director (since May 2000), Principal (since May   40         1997
(Treasurer)                   2000), Chief Operating Officer (since May 2000),
                              Chief Financial Officer (since January 1997) and
                              Treasurer (since January 1997) of the Adviser;
                              and director (since May 2000), President (since
                              May 2000), Chief Executive Officer (since May
                              2000), Chief Financial Officer (since March
                              1998) and Treasurer (since January 1997) of FPA
                              Fund Distributors, Inc. ("Fund Distributors").
                              Mr. Atwood also serves as Treasurer of FPA
                              Capital Fund, Inc., of FPA New Income, Inc., of
                              FPA Paramount Fund, Inc. and of FPA Perennial
                              Fund, Inc. Mr. Atwood served as Vice President
                              and Chief Financial Officer of Transamerica
                              Investment Services, Inc. from January 1995 to
                              January 1997; and Senior Vice President from
                              January 1997 to May 2000 of the Adviser and of
                              Fund Distributors.

Sherry Sasaki                 Assistant Vice President and Secretary of the     45         1982
(Secretary)                   Adviser for more than the past five years; and
                              Secretary of Fund Distributors for more than the
                              past five years. Ms. Sasaki also serves as
                              Secretary of FPA Capital Fund, Inc., of FPA New
                              Income, Inc., of FPA Paramount Fund, Inc. and of
                              FPA Perennial Fund, Inc.


DIRECTORS' RECOMMENDATION AND OTHER INFORMATION

    The New Agreement has been approved by the Board of Directors of the Company, including those directors who are not "interested persons" of the Company, as that term is defined in the Act, at a meeting held on August 7, 2000. In so doing, the directors have acted in what they believe to be in the best interests of the shareholders of the Company.

    In approving the New Agreement and recommending that it be approved by the shareholders, the directors have considered the Adviser's expressed intention to continue the investment operations of the Company and the Adviser under the direction of current management; the nature, quality and extent of the services to be performed by the Adviser; the investment record of the Company; comparative data as to investment performance, advisory fees and expenses; the financial resources of UAM and Old Mutual; and such other information and factors as the directors believe to be relevant. The Adviser has assured the directors that there will be no reduction in the nature or quality of its services to the investment companies under its management as a result of the transaction.

    The Act provides that in connection with the sale of any interest in an investment adviser which results in the "assignment" of an investment advisory contract, an investment adviser of a registered investment company such as the Company, or an affiliated person of such investment adviser, may receive any amount or benefit if (i) for a period of 3 years after the sale, at least 75% of the members of the Board of Directors of the investment company are not "interested persons" of the investment adviser or the predecessor adviser, and
(ii) there is no "unfair burden" imposed on the investment company as a result of such sale or any expressed or implied terms, conditions or understandings applicable thereto. For this purpose, "unfair burden" is defined to include any arrangement during the 2-year period after the transaction, whereby the investment adviser or its predecessor or successor investment adviser, or any interested persons of any such adviser, receives or is entitled to receive any compensation directly or indirectly (i) from any person in connection with the purchase or sale of securities or other property to, from or on behalf of the investment company other than regular type ordinary compensation as principal underwriter for such company, or (ii) from the investment company or its security holders for other than regular type investment advisory or other services. This provision of the Act was enacted by Congress in 1975 to make it clear that an investment adviser (or an affiliated person of the adviser) can realize a profit on the sale of the adviser's business, subject to the two safeguards described above. In their agreement, Old Mutual and UAM have agreed not to take or recommend any action that would constitute an unfair burden on the Company within the meaning of this provision. Old Mutual and UAM have also agreed that, for a period of three years after the transaction, they will not take or recommend any action that would cause more than 25% of the directors to be interested persons of the Adviser.

                   THE DIRECTORS RECOMMEND THAT SHAREHOLDERS
                           APPROVE THE NEW AGREEMENT

                               2.  OTHER MATTERS

    The proxy holders have no present intention of bringing before the meeting for action any matters other than those specifically referred to in the foregoing, and in connection with or for the purpose of effecting the same, nor has the management of the Company any such intention. Neither the proxy holders nor the management of the Company are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

VOTING REQUIREMENTS

    For purposes of this Special Meeting of Shareholders, a quorum is present to transact business on a proposal if the holders of a majority of the outstanding shares of the Company entitled to vote on the proposal are present in person or by proxy. The shares represented by a proxy that is properly executed and returned will be considered to be present at the meeting even if the proxy is accompanied by instructions from a broker or nominee to withhold authority or is marked with an abstention.


    Based on the Company's interpretation of Delaware law, abstentions on a proposal set forth herein will have the same effect as a vote against the proposal. Under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on the proposals set forth herein if they have not received instructions from beneficial owners.


SHAREHOLDER PROPOSALS


    Any shareholder proposal to be considered for inclusion in the Company's proxy statement and form of proxy for the 2001 annual meeting of shareholders should be received by the Secretary of the Company no later than December 3, 2000. Under the circumstances described in, and upon compliance with, Rule 14a-4(c) under the Securities Exchange Act of 1934, the Company may solicit proxies in connection with the 2001 annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Secretary of the Company does not receive notice by February 15, 2001.


ADJOURNMENT

    In the event that sufficient votes in favor of the proposals set forth herein are not received by the time scheduled for the meeting, the persons named as proxies may move one or more adjournments of the meeting for a period or periods of not more than 30 days in the aggregate to permit further solicitation of proxies with respect to any such proposals. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting. The persons named as proxies will vote in favor of such adjournment those shares which they are entitled to vote which have voted in favor of such proposals. They will vote against any such adjournment those proxies which have voted against any of such proposals.

                                           By Order of the Board of Directors

                                           SHERRY SASAKI
                                           Secretary


September 15, 2000


PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED REPLY ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

    AGREEMENT, dated October   , 2000, between SOURCE CAPITAL, INC., a Delaware
corporation (hereinafter called "Source"), and FIRST PACIFIC ADVISORS, INC., a Massachusetts corporation (hereinafter called the "Adviser").

                             W I T N E S S E T H :

    WHEREAS, Source and the Adviser wish to enter into an Agreement setting forth the terms on which the Adviser will perform certain investment advisory and management services for Source.

    NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, Source and the Adviser agree as follows:

1.  EMPLOYMENT OF ADVISER

    Source hereby employs the Adviser to manage the investment and reinvestment of the assets of Source and to administer its affairs, to the extent described herein, subject to the supervision of the Board of Directors of Source, for the period and on the terms set forth in this Agreement. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser agrees to use its best efforts and judgment in the performance of its obligations hereunder. The Adviser shall, for all purposes herein, be deemed an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent Source in any way, or otherwise be deemed an agent of Source.

2.  ADVISORY SERVICES

    Subject to any general directions furnished by the Board of Directors of Source, the Adviser agrees to formulate and implement a continuing program for the management of the assets of Source and to determine from time to time what securities or other property shall be purchased or sold by Source, and the portion of its assets to be held in cash or cash equivalents, giving due consideration to, among other things, the policies of Source as expressed in Source's Certificate of Incorporation, By-Laws, Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act"), Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and reports under the Securities Exchange Act of 1934 (the "1934 Act"), as well as to the factors affecting Source's status as a regulated investment company under the Internal Revenue Code of 1954, as amended. The Adviser shall obtain and evaluate such statistical, financial, and other information relating to the economy, industries, businesses, securities markets, and securities as it may deem necessary or useful in the performance of its obligations hereunder.

3.  OTHER SERVICES AND EXPENSES OF ADVISER

    The Adviser, at its own expense, shall furnish to Source:

(a) Office space, furniture, equipment and supplies, which may be the same as occupied or used by the Adviser.

(b) Qualified personnel for administering the affairs, managing the investments, and preparing and maintaining the books of account, records, reports and tax returns of Source, except as specified in Section 4 hereof.

(c) Adequate facilities and qualified personnel for the placement with broker-dealers of orders for the purchase and sale of portfolio securities for Source.

(d) Members of the Adviser's organization to serve without compensation from Source as officers or agents of Source, if desired by Source.

(e) Weekly determination of total net assets.

(f) General purpose accounting forms, supplies, stationery and postage and telephones and utilities relating to the obligations of the Adviser hereunder.

4.  EXPENSES OF SOURCE

    Except to the extent expressly assumed by the Adviser herein, Source will pay all costs and expenses in connection with its operations. Without limiting the generality of the foregoing, Source shall pay the following costs and expenses:

(a) Fees and charges of independent accountants, custodian and depository and legal counsel for Source.

(b) Fees and charges of Source's transfer agent, including the costs of maintaining Source's shareholder account books and records, dividend disbursing agent and registrar, if any.

(c) Costs of designing, printing, engraving and issuing certificates representing shares of Source.

(d) Expenses, including fees and disbursements of counsel, in connection with litigation by or against Source.

(e) Taxes, including franchise, income, issue, transfer, business license and other corporate fees payable by Source to Federal, State or other governmental agencies.

(f) Premiums for the fidelity bond maintained by Source pursuant to Section 17 of the 1940 Act and for any errors and omissions insurance policy maintained by Source.

(g) Dues for Source's membership in trade organizations.

(h) Interest on indebtedness, if any, incurred by Source.

(i) Costs of designing, printing and mailing periodic and other reports to shareholders, proxy statements, dividend notice and other communications to Source's shareholders.

(j) Expenses of meeting of shareholders and directors.

(k) Brokers' commissions, issue and transfer taxes, and other costs chargeable to Source in connection with security transactions to which Source is a party or with securities owned by Source.

(l) Fees and expenses in connection with maintaining registration of Source and complying with the requirements of the Securities and Exchange Commission under the 1940 Act, the 1933 Act, the 1934 Act.

(m) Advertising and public relations expenses.

    The advisory fee payable hereunder has been negotiated on the understanding, and the parties hereto agree, that the Adviser has received, and shall continue to receive, supplementary research and other information from broker-dealers which execute portfolio transactions for Source.

5.  COMPENSATION OF ADVISER

    For the services to be rendered and the charges and expenses assumed by the Adviser herein, Source shall pay to the Adviser, in monthly installments, payable as soon as practicable and within five (5) days following the end of each month, a percentage of the total net assets of Source on the last business day of such month, computed as follows:

(a) The monthly fee shall be 1/12th of the annualized percentage indicated below. The annualized percentage shall be determined by the total net assets of Source determined on the last business day of such month in accordance with the following table.

FEE SCHEDULE - ANNUALIZED PERCENTAGE
    0.725% for the first $100 million of total net assets of Source; 0.700% for the next $100 million of total net assets of Source; and 0.675% for total net assets of Source over $200 million.

(b) For the purpose of this Section 5, "total net assets" shall be determined at the close of business of the New York Stock Exchange on the last business day of each month.

(c) The advisory fee shall be payable for the period commencing on the date hereof and ending on the date of termination hereof. If the Agreement is terminated, the fee shall be prorated for any fraction of a month at termination.

    The advisory fee payable hereunder shall be reduced by an amount which is equivalent to any solicitation fees received by the Adviser, or any affiliated person of the Adviser, in connection with a tender of portfolio securities of Source in acceptance of an exchange or tender offer. The Adviser shall use its best efforts to recapture any available solicitation fees.

    The Adviser also agrees to reduce the fee payable hereunder by the amount by which certain operating expenses of Source (after the exclusions described below and after reflecting any advisory fee reduction provided for in the preceding paragraph) for any fiscal year shall exceed 1 1/2% of the first $30,000,000 of average total net assets, and 1% of the remaining average total net assets, of Source as determined monthly on the last business day of each month. For purposes of this expense limitation provision, the following expenses shall be excluded from total operating expenses in computing "certain operating expenses": (i) interest,
(ii) taxes, (iii) any expenditures pursuant to Section 6 hereof for brokerage and research services, and (iv) any uncapitalized legal expenses of Source relating to specific portfolio securities or to any proposed acquisition or disposition thereof, and (v) any extraordinary expenses, such as those of litigation, merger, reorganization, or recapitalization. All expenditures, including costs incurred in connection with the purchase, holding, or sale of portfolio securities, which are capitalized in accordance with generally accepted accounting principles applicable to investment companies, shall be accounted for as capital items and not as expenses. Any accrued advisory fee reduction under this expense limitation provision shall be withheld by Source from the fees paid hereunder. Any additional reduction computed at the end of the fiscal year shall be paid to Source within five days of the computation as a reduction of advisory fees paid during the fiscal year.

6.  BROKERAGE AND RESEARCH SERVICES

    The advisory fee payable hereunder has been negotiated on the understanding, and the parties hereto agree, that the Adviser has received, and shall continue to receive, supplementary research and other information from brokers and dealers which execute portfolio transactions for Source. The Adviser may employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of providing the Adviser or Source with such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities or such other information, advice or assistance as the Adviser may deem necessary, appropriate or convenient for the discharge of its obligations hereunder or otherwise helpful to Source, or in the discharge of Adviser's overall responsibilities with respect to any other accounts which it might serve as investment adviser. The Adviser and any person performing executive, administrative or trading functions for Source, whose services were made available to Source by the Adviser, are specifically authorized to allocate brokerage and principal business to firms that provide such services or facilities and to cause Source to pay a member of a securities exchange, or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Adviser or such person determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the accounts as to which Adviser exercises investment discretion (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934).

7.  OTHER ACTIVITIES

    The Adviser may perform investment advisory, management or distribution services for other investment companies and other persons or companies, and affiliates of the Adviser may engage in other related or unrelated businesses. Except as otherwise required by the Investment Company Act of 1940, any of the shareholders, directors, officers and employees of Source may be a shareholder, director, officer or employee of, or be otherwise interested in, the Adviser, and in any person controlled by or under common control with the Adviser, and the Adviser, and any person controlled by or under common control with the Adviser, may have an interest in Source.

8.  LIABILITY OF ADVISER

    Neither the Adviser nor any of its officers, directors or employees, nor any person performing executive, administrative or trading functions for Source whose services were made available to Source by the Adviser, shall be liable for any error of judgment or mistake of law or for any loss suffered by Source in connection with the matters to which this Agreement relates, except for loss resulting from willful misfeasance, bad faith or negligence in the performance of its or his duties, on behalf of Source or from reckless disregard by the Adviser or any such person of the duties of the Adviser under this Agreement. Without limiting the generality of the foregoing, neither the Adviser nor any such person shall be deemed to have acted unlawfully or to have breached any duty to Source under State or Federal law in effect at the date of the enactment of Section 28(e) of the Securities Exchange Act of 1934 solely by reason of having caused Source to pay a member of any securities exchange or any other securities broker or dealer, an amount of commission for effecting a securities transaction in excess of the commission another member of a securities exchange or another securities broker or dealer would have charged for effecting that transaction if the Adviser or such person determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Adviser with respect to the account as to which the Adviser exercises investment discretion.

9.  TERM OF AGREEMENT

    This Agreement shall continue in effect to April 30, 2001. It may be continued in effect thereafter by mutual consent, provided that such continuance shall be specifically approved at least annually by (i) the Board of Directors of Source, or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Source, and (ii) by a majority of directors who are not parties to this Agreement or interested persons (as defined in the 1940
Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval.

10.  TERMINATION OF AGREEMENT

    This Agreement may be terminated at any time, without payment of any penalty, by the Board of Directors of Source or by the vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of Source, on sixty (60) days' written notice to the Adviser, or by the Adviser on like notice to Source. This Agreement shall automatically terminate in the event of its assignment (as defined in the 1940 Act).

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers thereunto duly authorized as of the day of year first above written.

                                           SOURCE CAPITAL, INC.

                                           By:
                                                ----------------------------------------
                                                Eric S. Ende,
                                                President

                                           FIRST PACIFIC ADVISORS, INC.

                                           By:
                                                ----------------------------------------
                                                J. Richard Atwood,
                                                Principal

                --------------------      --------------------
                       COMMON                    D.R.S.


1. Approval of an investment advisory     2. In their discretion, the Proxies
   agreement between the Company and         are authorized to vote upon such
   First Pacific Advisors, Inc., the         other business as may properly come
   Company's investment adviser.             before the meeting.

     FOR       AGAINST    ABSTAIN

     / /        / /        / /





The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated September 2000.

Dated___________________________________, 2000


-----------------------------------------------
           Signature of Shareholder

-----------------------------------------------
           Signature of Shareholder



      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                      PROXY
                              SOURCE CAPITAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of Common Stock of the above Company which the undersigned is entitled to vote at the special meeting to be held on Monday, October 23, 2000, and at any adjournments thereof.

   NOTICE: IT IS IMPORTANT THAT THIS PROXY BE SIGNED AND RETURNED PROMPTLY TO:

                        CHASEMELLON SHAREHOLDER SERVICES
                              CHURCH STREET STATION
                      P.O. BOX 3712, N.Y., N.Y. 10277-2528


                          PLEASE DO NOT FOLD THIS PROXY

                --------------------
                     PREFERRED


1. Approval of an investment advisory     2. In their discretion, the Proxies
   agreement between the Company and         are authorized to vote upon such
   First Pacific Advisors, Inc., the         other business as may properly come
   Company's investment adviser.             before the meeting.

     FOR       AGAINST    ABSTAIN

     / /        / /        / /





The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement, dated September 2000.

Dated___________________________________, 2000


-----------------------------------------------
           Signature of Shareholder

-----------------------------------------------
           Signature of Shareholder



      IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

                                      PROXY
                              SOURCE CAPITAL, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints ERIC S. ENDE, DAVID REES, and WILLARD H. ALTMAN, JR., and each of them proxies with power of substitution, and hereby authorizes each of them to represent and to vote, as provided on the reverse side, all shares of Preferred Stock of the above Company which the undersigned is entitled to vote at the special meeting to be held on Monday, October 23, 2000, and at any adjournments thereof.

   NOTICE: IT IS IMPORTANT THAT THIS PROXY BE SIGNED AND RETURNED PROMPTLY TO:

                        CHASEMELLON SHAREHOLDER SERVICES
                              CHURCH STREET STATION
                      P.O. BOX 3712, N.Y., N.Y. 10277-2528

                          PLEASE DO NOT FOLD THIS PROXY